SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                             THE PORTUGAL FUND, INC.
                             -----------------------
                 Name of Registrant as Specified In Its Charter

                                       N/A
      Name of Person(s) Filing Proxy Statement if other than the Registrant

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)   Title of each class of securities to which transaction applies:


      2)   Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4)   Proposed maximum aggregate value of transaction:


      5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which such offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.





                                      (i)

           1)   Amount Previously Paid:


           2)   Form, Schedule or Registration Statement No.:


           3)   Filing Party:


           4)   Date Filed:

                             THE PORTUGAL FUND, INC.
                              575 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 To be held on:

                            FRIDAY, DECEMBER 15, 2000

TO THE STOCKHOLDERS OF THE PORTUGAL FUND, INC.

NOTICE IS HEREBY GIVEN, that a Special Meeting (the "Meeting") of Stockholders of The Portugal Fund, Inc. (the "Fund") will be held at the executive offices of Bear Stearns Funds Management Inc., 245 Park Avenue, 7th Floor, New York, New York 10167, in Conference Room F on Friday, December 15, 2000 at 10:00 a.m., for the following purposes:

          1. To elect two (2) Class I Directors for the Fund to hold office until their successors are duly elected and qualified. (Proposal 1);

          2. To approve certain modifications to the Fund's investment objective, strategies and policies, which, if approved, will have the effect of broadening the scope of the Fund's investment strategies from one of investing primarily in "Portuguese securities", to one of investing primarily in "the securities of U.S. and non-U.S. issuers." (Proposals 2(a), 2(b) and 2(c)); and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 27, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

                                           By Order of the Board of Directors,
                                           William A. Clark
                                           Secretary
Dated: October 31, 2000

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WISH YOUR STOCK TO BE VOTED, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

                                  REGISTRATION

Corporate Accounts                            VALID SIGNATURE
------------------                            ---------------

(1)        ABC Corp...........................ABC Corp. (by John Doe, Treasurer)
(2)        ABC Corp...........................John Doe, Treasurer
(3)        ABC Corp.
           c/o John Doe, Treasurer............John Doe
(4)        ABC Corp. Profit Sharing Plan......John Doe, Trustee

Trust Accounts

(1)        ABC Trust..........................Jane B. Doe, Trustee
(2)        Jane B. Doe, Trustee
           u/t/d/ 12/28/78....................Jane B. Doe

Custodial or Estate Accounts

(1)        John B. Smith, Cust.
           f/b/o John B. Smith, Jr. UGMA......John B. Smith
(2)        John B. Smith......................John B. Smith, Jr., Executor

                             THE PORTUGAL FUND, INC.
                              575 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 15, 2000
                     ---------------------------------------


GENERAL INFORMATION

           The Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Portugal Fund, Inc. (the "Fund") for use at the Special Meeting of Stockholders (the "Meeting") of the Fund to be held at the executive offices of Bear Stearns Funds Management Inc., 245 Park Avenue, 7th Floor, New York, New York 10167, in Conference Room F on Friday, December 15, 2000 at 10:00 a.m., New York time, and at any and all adjournments thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about November 3, 2000.

           Any stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Unrevoked proxies that are properly executed and returned in time to be voted at the Meeting will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of Directors, and FOR the approval of certain modifications to the Fund's investment policies, which will have the effect of broadening the scope of the Fund's investment strategies from one of investing primarily in "Portuguese Securities", to one of investing primarily in "the securities of U.S. and non-U.S. Issuers".

           In general, abstentions and broker non-votes (reflected by signed but unvoted proxies), as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal. With respect to Proposal 1 requiring a plurality vote, which is a simple majority of the votes cast at the Meeting, abstentions and broker non-votes have no effect on the outcome of this proposal. With respect to Proposal 2, requiring the affirmative vote of a majority of the Fund's outstanding shares of Common Stock, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but not for voting and will have the same effect as votes cast against the proposal. Broker non-votes are shares held in the name of the broker or nominee for which an executed proxy is received by the Fund, but are not voted on a proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

           In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. Under the By-laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock of the Fund entitled to vote at the Meeting.

           The costs of soliciting proxies will be borne by the Fund. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund, the investment adviser, Credit Suisse Asset Management, LLC ("CSAM"), Bear Stearns Funds Management Inc., the administrator to the Fund (the "Administrator"), or Shareholder Communications Corporation ("SCC"), a proxy solicitation firm that has been retained by the Fund. The agreement between the parties provides for SCC to provide general solicitation services to the Fund at an estimated cost of $6,000, plus reimbursement for reasonable expenses, estimated at a cost of $7,000. The Fund will, upon request, bear the reasonable expenses of brokers, banks and their nominees who are holders of record of the Fund's Common Stock on the record date, incurred in mailing copies of this Notice of Meeting and Proxy Statement and the enclosed form of proxy to the beneficial owners of the Fund's Common Stock.

           The Fund is a closed-end management investment company with a single class of Common Stock, $.001 par value per share. Only holders of issued and outstanding shares of the Fund's Common Stock of record at the close of business on October 27, 2000 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of Common Stock so held and fractional shares are entitled to proportionate shares of one vote. The total number of shares of Common Stock outstanding on October 27, 2000 was 4,472,416.

           The principal executive office of CSAM is 466 Lexington Avenue, New York, New York 10017. The Administrator has its principal executive office at 575 Lexington Avenue, 9th Floor, New York, New York 10022.

           The Fund's Annual Report containing audited financial statements for the fiscal year ending December 31, 1999 has previously been furnished to the stockholders of the Fund. The report is not to be regarded as proxy-soliciting material. The Fund will furnish, without charge, a copy of its most recent Annual and Semi-Annual Report, upon request to the Fund at c/o Bear Stearns Funds Management Inc., 575 Lexington Avenue, New York, New York 10022, or by calling (877) 518-9417.

           In order that your shares of Common Stock may be represented at the Meeting, you are requested to:

    -  Indicate your instructions on the proxy;
    -  Date and sign the proxy;
    -  Mail the proxy promptly in the enclosed envelope; and
    - Allow sufficient time for the proxy to be received before the commencement of the Meeting on December 15, 2000.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

           In accordance with the Fund's Articles of Incorporation, the Fund's Board of Directors (the "Board") is divided into three classes, Class I, Class II and Class III, each Class having a term of three years. Each year the term of office of one Class expires and the successor or successors of that Class are elected to serve for a three year term.

           At a meeting of the Board held on April 28, 2000, Mr. William A. Priest, Jr. tendered his resignation as a Class I Director of the Fund effective immediately. The Board accepted his resignation, resolved to expand the size of the Board from 6 to 7 and appointed Messrs. William A. Clark and Andrew A. Strauss to each serve as Class I Directors whose terms expire at the annual meeting of stockholders in 2001.

           In May, 2000, Messrs. Ron Olin and Martin M. Torino each tendered their resignations to the Board as a Class I Director and Class II Director, respectively. The Board accepted their resignations and then elected to resign the seats on the Board occupied by Messrs. Olin and Torino and reduce the number of seats on the Board from 7 to 5.

           As a result of the resignations of Messrs. Priest, Olin and Torino and the reduction of the number of seats on the Board from 7 to 5, the Board currently consists of five Directors. These include one Class II Director, Mr. Ralph W. Bradshaw, two Class III Directors, Messrs. Glenn W. Wilcox, Sr. and Scott B. Rogers, and the two Class I Directors, Messrs. Clark and Strauss, appointed by the Board on April 28, 2000.

           The term of office of the Class II Director, Mr. Bradshaw, expires at the annual meeting of stockholders in 2002, and the term of office of the Class III Directors, Messrs. Wilcox and Rogers expires at the annual meeting of stockholders in 2003, or thereafter in each case until their successors are duly elected and qualified.

           At the Meeting, stockholders will be asked to elect Messrs. Clark and Strauss as Class I Directors to hold office until the year 2001 annual meeting of stockholders or thereafter until each of their successors is duly elected and qualified. If elected, each of Messrs. Clark and Strauss has consented to continue to serve as a director of the Fund until their successors are duly elected and qualified.

           The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of William A. Clark and Andrew A. Strauss. If either of Messrs. Clark or Strauss should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

           The following table sets forth the ages and principal occupations of each of the nominees for election as Class I Directors, and the number of shares of Common Stock of the Fund beneficially owned by each of them, directly or indirectly, as of October 27, 2000. Each Director has sole voting and investment power with respect to any shares of the Fund beneficially owned by such Director.

                                    NOMINEES
                                    --------

Class I Director Nominees to serve until the year 2001 Annual Meeting of Stockholders. Directors who are "interested persons" of the Fund, as that term is defined in the 1940 Act, by virtue of their being executive officers of the Fund, are indicated by an asterisk that appears beside their name:



                                                                                                      Shares of Common
                                                                                                     Stock Beneficially
                                                                                                      Owned Directly
                                                                                                            or
                               Director                         Principal Occupation                   Indirectly on
    Name and Address             Since         Age             During Past Five Years                October 27, 2000
    ----------------             -----         ---             ----------------------                ----------------

William A. Clark*                2000          55        Consultant to Deep Discount Advisors,             2,900
One West Pack Square                                     Inc. and Ron Olin Investment
Suite 777                                                Management, Inc., investment advisory
Asheville, NC  28801                                     firms; Director of The Austria Fund,
                                                         Inc., Cornerstone Strategic Return
                                                         Fund, Inc. and Clemente Strategic
                                                         Value Fund, Inc.
Andrew A. Strauss
77 Central Avenue                2000          46        Attorney and senior member of Strauss                -0-
Suite F                                                  & Associates, P.A., attorneys,
Asheville, NC  28801                                     Asheville, N.C.; previous President of
                                                         White Knight Healthcare, Inc. and LMV
                                                         Leasing, Inc., a wholly owned
                                                         subsidiary of Xerox Credit
                                                         Corporation; Director of Cornerstone
                                                         Strategic Return Fund, Inc. and
                                                         Clemente Strategic Value Fund, Inc.


                          REMAINING BOARD OF DIRECTORS
                          ----------------------------

The following table sets forth the names, ages and principal occupations of each of the remaining Directors of the Fund, and the number of shares of Common Stock of the Fund beneficially owned by them, directly or indirectly, as of October 27, 2000. Each Director has sole voting and investment power with respect to any shares of the Fund beneficially owned by such Director. Directors who are "interested persons" of the Fund, as that term is defined in the 1940 Act, by virtue of their being executive officers of the Fund, are indicated by an asterisk that appears beside their name:


                                                                                                             Shares of Common
                                                                                                            Stock Beneficially
                                                                                                             Owned Directly
                                  Director                           Principal Occupation                           or
Name and Address                    Since         Age               Over the Last 5 Years                       Indirectly on
                                                                                                              October 27, 2000
------------------------------ ---------------- --------- ------------------------------------------- ------------------------------

Ralph W. Bradshaw*                  1999           50     Consultant to Deep Discount Advisors,                    300
One West Pack Square                                      Inc. and Ron Olin Investment Management
Suite 750                                                 Co., investment advisory firms, Director
Asheville, NC 28801                                       of The Austria Fund, Inc., Cornerstone
                                                          Strategic Return Fund, Inc. and Clemente
                                                          Strategic Value Fund, Inc.

Glenn W. Wilcox, Sr.                2000           68     Chairman of the Board and Chief Executive                -0-
One West Pack Square                                      Officer of Wilcox Travel Agency;
Suite 1700                                                Director, Champion Industries, Inc.;
Asheville, NC 28801                                       Chairman, Tower Associates, Inc. (a real
                                                          estate venture), Member and Vice
                                                          Chairman, the Board of First Union
                                                          National Bank; Board Trustee and Vice
                                                          Chairman, Appalachian State University;
                                                          Board Trustee and Director, Mars Hill
                                                          College; Director of Cornerstone
                                                          Strategic Return Fund, Inc. and Clemente
                                                          Strategic Value Fund, Inc.




                                       5


Scott B. Rogers                     2000           45     Chief Executive Officer, Asheville                       -0-
30 Cumberland Ave.                                        Buncombe Community Christian Ministry;
Asheville, NC 28801                                       President, ABCCM Doctor's Medical Clinic;
                                                          Director, Southeastern Jurisdiction Urban
                                                          Networkers; Director, A-B Vision Board,
                                                          Appointee, NC Governor's Commission on
                                                          Welfare to Work; Chairman, Recycling
                                                          Unlimited; Director, Interdenominational
                                                          Ministerial Alliance; Director,
                                                          Cornerstone Strategic Return Fund, Inc.
                                                          and Clemente Strategic Value Fund, Inc.



EXECUTIVE OFFICERS

At the meeting of the Board held on April 28, 2000, the Board elected Mr. Bradshaw President of the Fund and Chairman of the Board, and elected Mr. Clark Secretary and Treasurer. Each of the executive officers will hold office until his successor is duly elected by the Board of Directors.

AUDIT COMMITTEE
---------------

The Fund's Audit Committee is currently composed of Messrs. Wilcox, Strauss, and Rogers. The principal functions of the Audit Committee are to recommend to the Board the appointment of the Fund's independent accountants, to review with the independent accountants the scope and anticipated cost of their audit and to receive and consider a report from the independent accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in connection thereto. The Audit Committee convened twice during the fiscal year ended December 31, 1999. The Fund has no nominating or compensation committees.

Each Director attended at least 75% or more of the aggregate number of the Board and committee meetings held during the period for which he was a Director.

Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to Directors by the Fund as well as by the various other investment companies advised by the Fund's investment adviser during its prior fiscal year. The following table provides information concerning the compensation paid during the year ended December 31, 1999, to each Director of the Fund. No remuneration was paid to any Director by any other investment companies advised by CSAM during that period. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.



                                                                                       Total Compensation From
                                                          Aggregate Compensation      Other Funds Advised by
          Name of Director         Director Since           From Fund for 1999                CSAM              Total Compensation
          ----------------         --------------           ------------------                ----              ------------------

Ralph W. Bradshaw                       1999                    $1,750                          $0                  $1,750
Glenn W. Wilcox, Sr.                    2000                        $0                          $0                      $0
William A. Clark                        2000                        $0                          $0                      $0
Andrew A. Strauss                       2000                        $0                          $0                      $0
Scott B. Rogers                         2000                        $0                          $0                      $0

-----------------------------------------------------------------------------------------------------------------------------------


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act in combination require the Fund's Directors and officers, persons who own more than 10% of the Fund's Common Stock, the Fund's investment adviser and its directors and officers, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that the Fund's directors and officers, the Fund's investment adviser and its respective directors and officers have complied with applicable filing requirements during the year ended December 31, 1999.

           THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE
         "FOR" THE ELECTION OF WILLIAM A. CLARK AND ANDREW A. STRAUSS AS
                          CLASS I DIRECTORS OF THE FUND

REQUIRED VOTE
-------------

           Directors are elected by a plurality (a simple majority of the votes cast at the meeting) of the votes cast by the holders of shares of Common Stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, but will not be considered votes cast.

                                   PROPOSAL 2

         MODIFICATION OF THE FUND'S INVESTMENT OBJECTIVE, STRATEGIES AND
            FUNDAMENTAL POLICIES TO BROADEN THE SCOPE OF THE FUND'S
                              INVESTMENT STRATEGY



THE PROPOSALS
-------------

           The Board of Directors, at its special meeting held on October 6, 2000 unanimously approved and authorized for submission to stockholders, certain modifications to the Fund's investment objective, strategies and fundamental investment policies that would have the effect of broadening the focus of the Fund's investment strategy from that of investing primarily in Portuguese securities to that of investing primarily in the securities of U.S. and non-U.S. issuers. Under the proposals, which are set forth in more detail below, the Fund's overall investment objective of total return consisting of capital appreciation and current income would not change. The Board recommends only that the Fund be permitted to seek to achieve its stated investment objective without concentrating solely in Portugal in order to allow it to exploit profitable investment opportunities presented by the securities of issuers that trade on a U.S. securities exchange or over-the-counter, or as American Depositary Receipts ("ADRs") or International Depositary Receipts ("IDRs") that trade in the United States.

           Specifically, the Board proposes the following modifications:

PROPOSAL 2(A):
-------------

CURRENT: The Fund's investment objective is total return consisting of capital appreciation and current income, which it seeks to achieve by investing PRIMARILY IN PORTUGUESE EQUITY AND DEBT SECURITIES.

PROPOSED: The investment objective of the Fund is total return consisting of capital appreciation and current income.

PROPOSAL 2(B):
-------------

CURRENT: It is the policy of the Fund, under normal market conditions, to invest substantially all of its assets, but in no event less than 75% of its assets, in Portuguese equity and debt securities.

PROPOSED: It is the policy of the Fund, under normal market conditions, to invest substantially all of its assets in the equity and U.S. dollar denominated debt securities of U.S. and non-U.S. issuers whose securities trade on a U.S. securities exchange or over the counter or as ADRs or other forms of depositary receipts such as IDRs which trade in the United States.

PROPOSAL 2 (C):
--------------

CURRENT: The remainder of the Fund's assets may be invested in non-Portuguese equity and debt securities of corporate and government entities and, for cash management purposes, short-term instruments. Normally, the portion of the Fund's assets that is not invested in Portuguese securities and short-term instruments will be invested in securities of companies that can be expected to benefit from the improvement in the Portuguese securities market or economy.

PROPOSED: Up to 15% of the Fund's assets may be invested in non-U.S. equity securities not listed or traded in the U.S. and non-U.S. dollar denominated debt securities.

NAME CHANGE
-----------

           In connection with its approval to modify certain of the Fund's investment objective, strategies and fundamental policies and subject to stockholder approval of this proposal 2, the Board of Directors unanimously approved the change of the Fund's name to the "Progressive Return Fund, Inc." The name change does not change the Fund's fundamental investment objective of seeking total return consisting of capital appreciation and current income, which may only be changed by stockholder vote. The Board of Directors believes that the new name is consistent with that of a registered investment company whose investment objective is total return consisting of capital appreciation and current income achieved by strategically investing the Fund's assets primarily in U.S. and non-U.S. securities which are traded in the U.S. Further, the Board believes that the term "Progressive", which technically means making use of or interested in new ideas, findings or opportunities, reflects its vision for the Fund over the long term and captures the essence of what the Board believes the Fund will become to perform competitively in a continuously evolving global economy.

           The name change is necessitated because of Section 35(d) of the Investment Company Act of 1940. Under Section 35(d), the Fund may retain its current name only if the Fund has a policy of investing at least 65% of its assets in Portuguese securities. Accordingly, the Board of Directors believes that, subject to stockholder approval of this proposal 2, changing the name of the Fund to the "Progressive Return Fund, Inc." is necessary and appropriate and in the best interests of the Fund and its stockholders.

INTERNAL MANAGEMENT OF THE FUND
-------------------------------

           As stated above, at a meeting of the Board, held on October 6, 2000, an ad hoc investment committee of the Board, comprised of Messrs. Bradshaw, Clark and Strauss (the "Ad Hoc Committee"), recommended to the entire Board that the Board should consider that the Fund broaden the focus of its investment strategy from that of investing primarily in Portuguese securities to that of investing primarily in the securities of U.S. and non-U.S. issuers (as more fully described below).

           Based on the findings of the Ad Hoc Committee and the Board's determination that it would be in the best interests of the Fund and its shareholders to modify the investment objective, strategies and fundamental policies as per the Ad Hoc Committee's recommendation, this proposal 2 was authorized for inclusion in this proxy statement as an item to be submitted to the shareholders for their approval.

           For purposes of ensuring a smooth transition, CSAM has agreed that it will continue to serve as investment adviser to the Fund after the modifications to the Fund's policies are approved. However, representatives of CSAM have informed the Board, given the proposed new direction of the Fund, that if this proposal 2 is approved by the Fund's stockholders, CSAM will not continue to serve as the Fund's investment adviser beyond its participation in the orderly liquidation of the Portuguese securities currently held in the Fund's investment portfolio which is scheduled to occur prior to the end of this calendar year. Accordingly, at the Board's meeting held on October 26, 2000, the Board voted unanimously to accept the provisional resignation of CSAM and terminate the Investment Advisory Agreement between the Fund and CSAM effective December 31, 2000 in the event this proposal 2 is approved by the Fund's stockholders. CSAM will continue to serve as the Fund's investment adviser if this proposal is disapproved.

           Subject to the approval of this proposal 2 by the Fund's stockholders, the Board has also determined that to properly consider all of the alternatives, including a possible search for a new investment adviser, it would be in the best interests of the Fund and its shareholders to adopt a proposal authorizing the internal management of the Fund's portfolio securities by Messrs. Bradshaw and Clark, the Executive Officers of the Fund with over 25 years of combined experience between them in the financial services and asset management industries. Subject to the approval of this proposal, Messrs. Bradshaw and Clark will collectively assume portfolio management responsibilities for the Fund. In consideration for the additional time and efforts to be dedicated to the Fund by Messrs. Bradshaw and Clark as a result of their serving as internal managers of the Fund's portfolio, Messrs. Bradshaw and Clark will each receive, as a supplement to their current Directors' fees, an amount equal to $80,000 per year. The Board, in adopting this proposal, has agreed that Messrs. Bradshaw and Clark, while assuming the day-to-day responsibilities with respect to the Fund's investment portfolio, will not be required to dedicate their full time and efforts to the management of the Fund's investment portfolio.

           To effectuate an efficient reporting structure that will afford an appropriate level of oversight of Messrs. Bradshaw and Clark's activities as the Fund's internal portfolio managers, the Board has reconstituted and renamed the Ad Hoc Committee as the Investment Oversight Committee by removing Messrs. Bradshaw and Clark from the committee and replacing them with the remaining disinterested directors of the Board. Messrs. Bradshaw and Clark will report to the newly constituted Investment Oversight Committee, to be chaired by Mr. Strauss, on a monthly basis.

           The Board will continue to monitor its decision to have the Fund's portfolio managed internally and will determine whether this management approach should be adopted as a permanent measure or whether a search should be conducted to locate an investment adviser to assume external management of the Fund's portfolio. The Board believes that such a determination will, in all likelihood, be made prior to the annual meeting of stockholders scheduled to be held in April of 2001, allowing sufficient time for shareholders to consider the approval of a new investment advisory agreement with an external manager, should the Board ultimately determine that such an arrangement is in the best interests of the Fund and its stockholders.

BASIS FOR RECOMMENDATION OF PROPOSALS
-------------------------------------

           In submitting this proposal for approval by the Fund's stockholders, the Board has determined that the proposed modification to the Fund's investment objective, strategies and fundamental policies would benefit the Fund's stockholders by providing a broader basket of potential portfolio securities than is currently available to the Fund in more diversified, liquid and efficient capital markets than is the case in Portugal. The Board believes that a broader selection of potential investments in U.S. and non-U.S. securities markets will increase the Fund's prospects of achieving its investment objective by structuring a more diversified investment portfolio. Meanwhile, trading in U.S. securities and in non-U.S. securities that trade in the U.S. will permit the Fund to reduce its risk exposure to Portuguese currency and capital markets without precluding the Fund from exploring investment opportunities presented by non-U.S. securities throughout Europe and Asia about which more analyst coverage and investor information is available. Finally, under the proposal pursuant to which Messrs. Bradshaw and Clark will internally manage the Fund's investment portfolio, the annual cost of obtaining investment advisory services for the Fund will be considerably less than the Fund's current 1% advisory fee paid to CSAM. The Fund should also receive additional cost savings as a result of decreased custodial expenses.

           The recommendation of this proposal 2 is driven by the Board's desire to improve Fund performance and its belief that access to U.S. and non-U.S. securities is becoming increasingly necessary to exploit investment opportunities in a global economy and is therefore potentially more beneficial to the Fund's stockholders than is a policy that concentrates the Fund's investments solely in an emerging market, such as Portugal.

           For example, as of June 30, 2000, the Fund held approximately 45% of its assets in the equity of only two companies due, in large part, to the limited number of Portuguese equity and debt securities that meet the investment criteria of the Fund. Consequently, the Fund has concentrated its investments in a fewer number of issuers than the Board believes is advisable for a single country investment company and certainly less than would be the case if the Fund had access to a greater number of companies that meet the Fund's investment criteria. The Fund's concentration in a relatively few number of issuers (the Fund held equity securities of 22 Portuguese issuers as of June 30, 2000) has rendered the Fund especially susceptible to Portuguese capital and currency market volatility which, in turn, has had an adverse effect on the Fund's net asset value.

           The Board believes that concentrating in any single country increases the risk exposure of an investment company to the risks that are specific to that country. In Portugal, the securities markets have substantially less volume than the securities markets in the United States and in many other developed countries and the securities of companies in Portugal are generally less liquid and more volatile than securities of comparable U.S. and non-U.S. companies. Accordingly, the Portuguese securities markets have been subject to greater influence by adverse events generally affecting the market and by large investors trading significant blocks of securities or by large dispositions of securities than is usual in the United States. Moreover, a high proportion of the shares of some Portuguese listed companies are held by a limited number of persons (including the Fund), which limits the marketability of such shares. The limited nature of the Portuguese securities markets has also affected the Fund's ability to acquire and dispose of securities at a price and time that it wishes to do so. Finally, since the Portuguese securities markets are not as highly regulated and supervised as the U.S. and certain other non-U.S. securities markets, the prices at which the Fund acquires investments are sometimes adversely affected by the market's anticipation of the Fund's investing. The Board believes that these differences between the U.S. (and certain other non-U.S.) and Portuguese securities markets in terms of volatility, liquidity and other factors described above have and will continue to affect the Fund's performance adversely.


           By providing the Fund with access to U.S. and non-U.S. issuers whose securities trade in U.S. capital markets, the Board proposes to increase the number of potential investments from which the Fund may select portfolio securities, but does not propose to modify the method according to which the Fund selects such securities. The Fund will continue to pursue a balanced approach, including "value" and "growth" investing, by seeking out companies at reasonable prices that demonstrate favorable long-term characteristics such as strength of management, competitive position, new products or services, profit margins and return on investment, and political, regulatory and economic conditions. In addition, Fund management will continue to use cash generated from returns on the Fund's investments to buy back shares in the Fund itself, in order to increase the Fund's net asset value per share, which may, in turn, help reduce the discount at which the Fund's shares trade in the open market.

           As stated above, the Board has considered several factors prior to recommending this proposal 2 for approval by the stockholders, including (i) current liquidity and volatility risk exposure of the Fund's current investment portfolio, (ii) the long-term prospects of the Fund achieving its investment objective by investing solely in Portuguese securities, (iii) the long-term prospects of achieving the Fund's investment objective by investing in U.S. and non-U.S. securities which trade in the U.S., (iv) the performance record of the Fund's investments in Portugal only as it compares to that of other registered closed-end investment companies that invest in U.S. and non- U.S. securities,
(v) political and economic events in Portugal, and (vi) the risks to the Fund and its stockholders that could arise in connection with the transition from investment in solely Portuguese securities to investment in the securities of U.S. and non-U.S. issuers. Upon consideration of these issues, the Board has concluded that the reasons for the Fund to remain concentrated in Portugal are no longer valid or practical. In view of the Fund's investment objective of total return consisting of capital appreciation and current income, the Board believes that access to U.S. and non-U.S. securities in U.S. capital markets will enable Fund management to structure a more diversified portfolio of investments with stronger prospects for total return and current income in more stable and efficient securities markets. Also, a shift in the Fund's primary focus from Portuguese issuers to U.S. and non-U.S. issuers whose securities trade on a U.S. securities exchange, over the counter or as ADRs or IDRs would result in a significant reduction of the Fund's exposure to investment risks associated with investment in Portuguese securities, including currency fluctuations and economic risk. Therefore, based on these considerations, the Board believes that the recommended Proposal 2 is in the best interests of the Fund and its stockholders.

ANALYSIS OF PROPOSALS
---------------------

           Proposal 2(a) would modify the Fund's investment objective by eliminating the reference to Portuguese securities as the means by which to achieve the investment objective. However, the objective of total return consisting of capital appreciation and current income would not change. Proposal 2(b) would modify the Fund's investment strategy which requires that the Fund to seek to achieve its objective through investing primarily in securities of "Portuguese securities". If modified, the current strategy of maintaining at least 75% of the Fund's total assets in the equity and debt securities of Portuguese issuers would be eliminated and the Fund would be required instead, under normal market conditions, to invest substantially all of its assets in equity securities of U.S. and non-U.S. issuers whose securities are listed or traded in the United States and in U.S. dollar-denominated debt securities.

           Proposal 2(c) would make a conforming change to the Fund's fundamental policies by eliminating both the reference to "non-Portuguese equity and debt securities" with respect to the remaining assets of the Fund as well as the requirement that the portion of the Fund's assets not invested in Portuguese securities and short-term instruments be invested in securities of companies that can be expected to benefit from improvements in the Portuguese securities markets or economy. Both the reference to "non-Portuguese" securities and the requirement that the Fund invest only in the securities of such issuers that may benefit from improvements in the Portuguese securities market or economy are unnecessary and contradictory to the proposed modifications which contain no such restrictions.

           In connection with the proposed changes to the Fund's investment objective, strategies, and fundamental policies, the Board of Directors has approved a conforming modification of the operating policy which currently permits up to 15% of the Fund's total assets to be invested in unlisted Portuguese equity securities, including those issued by new and early stage companies whose securities are not publicly traded. Under the proposed changes to the Fund's investment objective, strategies and fundamental policies, the Board has approved, subject to stockholder approval of this proposal 2, the modification of the operating policy in order to permit the Fund to invest up to 15% of its assets in unlisted U.S. and non-U.S. securities, provided that the Fund may not invest more than 3% of the Fund's assets in unlisted securities of companies that, at the time of investment, had less than a year of operations, including operations of predecessor companies. In addition, under the proposal, the operating policy restricting the Fund's ability to invest in other investment companies to those that invest solely in Portugal would also be eliminated. Elimination of this operating policy would permit the Fund, to the extent permitted by the Fund's non-fundamental restriction prohibiting the acquisition of another closed-end investment company's shares for the purpose of exercising control over such investment company, to invest in other closed-end investment companies. If modified, the operating policy of the Fund would be changed in order to permit the Fund to invest up to 15% of the Fund's assets in non-U.S. equity securities not listed or traded in the U.S. and non-U.S. dollar denominated debt securities.

           For purposes of clarification, please note that the Board DOES NOT propose changing or modifying any other fundamental investment strategy or policy of the Fund that requires stockholder approval. It will continue to (i) invest a portion of its assets in corporate and government debt securities, provided that such debt securities are U.S. dollar denominated, (ii) invest primarily in common stocks in addition to preferred stock, convertible securities and warrants, and (iii) engage in a temporary defensive strategy when circumstances warrant pending investment in accordance with the Fund's investment objective and strategies. In addition, the Board does not propose modifying the criteria used to select portfolio securities and the Fund will continue to seek out mid to large capitalization companies at reasonable prices which demonstrate favorable growth characteristics such as strength of management, productivity, competitive position, technological advances, research and development, etc. Finally, the Fund will continue to observe a 5% limit on investment in debt securities that are determined by Fund management to be rated or comparably rated B or below by Standard & Poors Corporation ("S&P") or Moody's Investor Services, Inc. ("Moody's").

           In connection with the proposed changes, Fund management anticipates that within 90 days of obtaining stockholder approval for this proposal, a significant portion of the Fund's current portfolio securities will be sold and replaced with other securities in accordance with the new investment policies. As a result, the Fund may incur additional brokerage costs to sell existing portfolio securities, some of which may currently be illiquid. The sale of certain of the Fund's securities including, the illiquid securities, if any, may be at losses that may detract from the ability of the Fund to meet its objective of long-term capital appreciation. The Fund may also generate capital gains as a result of its sale of portfolio securities. As a regulated investment company, the Fund may elect to either distribute realized long-term gains or retain such gains. If such gains are distributed to the stockholders, stockholders would pay the taxes on such gains. If such gains are retained, taxes thereon would be paid by the Fund and appropriate credit and/or refunds would be allowed to the stockholders. In this regard, stockholders would receive a Form 2439 election permitting them to file for a credit on their federal income tax forms. The Board will meet with the Fund's independent auditors throughout the year to review the matter and provide for the appropriate treatment. Stockholders will be advised prior to the end of a calendar year of the Board's decision with respect to the distribution or retention of these gains.

PROPOSED PRINCIPAL INVESTMENT STRATEGY
--------------------------------------

           Set forth below is a description of the investment objective and policies of the Fund, as they would be effective if the proposed changes to the Fund's policies are approved by the stockholders:

INVESTMENT OBJECTIVE OF THE FUND
--------------------------------

           The Fund seeks to provide investors with total return consisting of capital appreciation and current income.

PRINCIPAL INVESTMENT STRATEGIES OF THE FUND
-------------------------------------------

           The Fund seeks to achieve its investment objective by investing primarily in equity securities of U.S. and non-U.S. companies and U.S. dollar denominated debt securities which Fund management believes have demonstrated fundamental investment value and favorable growth prospects. In general, the Fund invests in such equity securities that are traded in the United States on a securities exchange or over the counter or by ADRs, IDRs or other forms of depositary receipts. Depositary receipts are traded like common stocks in the United States, are typically issued in connection with a U.S. or foreign banks or trust companies and evidence ownership of underlying securities issued by a foreign corporation.

           The Fund intends its investment portfolio, under normal market conditions, to consist principally of the equity securities of large, mid and small-capitalization companies. Equity securities in which the Fund may invest include common and preferred stocks, convertible securities, warrants and other securities having the characteristics of common stocks, such as ADRs and IDRs. The Fund may, however, invest a portion of its assets in U.S. dollar denominated debt securities when Fund management believes that it is appropriate to do so in order to achieve the Fund's investment objective - for example when interest rates are high in comparison to anticipated returns on equity investments. Debt securities in which the Fund may invest include U.S. dollar denominated bank, corporate or government bonds, notes, and debentures of any maturity determined by Fund management to be suitable for investment by the Fund. The Fund may invest in the securities of issuers that it determines to be suitable for investment by the Fund regardless of their rating. The Fund may not, however, invest more than 5% of its assets in debt securities that are determined by Fund management to be rated or comparable to securities rated "B" or below by S&P or Moody's.

           Fund management utilizes a balanced approach, including "value" and "growth" investing by seeking out companies at reasonable prices, without regard to sector or industry, that demonstrate favorable long-term growth characteristics. Valuation and growth characteristics may be considered for purposes of selecting potential investment securities. In general in the securities industry, valuation analysis is used to determine the inherent value of the company by analyzing financial information such as a company's price to book, price to sales, return on equity, and return on assets ratios and growth analysis is used to determine a company's potential for long-term dividends and earnings growth due to market-oriented factors such as growing market share, the launch of new products or services, the strength of its management and market demand.

           The Fund may also invest up to 10% of its assets in the aggregate in the securities of other investment companies and up to 5% of its assets in any one such investment company, provided that such investment does not represent more than 3% of the voting stock of the acquired investment company of which such shares are purchased. As a shareholder in any investment company, the Fund will bear its ratable share of the investment company's expenses and would remain subject to payment of the Fund's advisory and administrative fees with respect to the assets so invested.

           The Fund may invest up to 15% of its assets in illiquid U.S. and non-U.S. securities, provided that the Fund may not invest more than 3% of the Fund's assets in the securities of companies that, at the time of investment, had less than a year of operations, including operations of predecessor companies. The Fund will invest only in such illiquid securities that, in the opinion of Fund management, present opportunities for substantial growth over a period of two to five years.

           PORTFOLIO TURNOVER. The Fund does not expect to trade in securities for short-term gains. Higher portfolio turnover rates resulting from more actively traded portfolio securities generally result in higher transaction costs, including brokerage commissions and related capital gains or losses. Since the Fund's investment policies emphasize long-term investment in the securities of companies, the Fund's annual portfolio turnover rate is expected to be relatively low, ranging between 50% and 75%.

PRINCIPAL RISKS OF INVESTING IN THE FUND

           STOCK MARKET VOLATILITY. Stock markets can be volatile. In other words, the prices of stocks can rise or fall rapidly in response to developments affecting a specific company or industry, or to changing economic, political or market conditions. The Fund is subject to the general risk that the value of the Fund's investments may decline if the stock markets perform poorly. There is also a risk that the Fund's investments will underperform either the securities markets generally or particular segments of the securities markets.

           ISSUER SPECIFIC CHANGES. Changes in the financial condition of an issuer, changes in the specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the credit quality or value of an issuer's securities. Lower-quality debt securities tend to be more sensitive to these changes than higher-quality debt securities.

           INTEREST RATE RISK. Debt securities have varying levels of sensitivity to changes in interest rates. In general, the price of a debt security can fall when interest rates rise and can rise when interest rates fall. Securities with longer maturities and mortgage securities can be more sensitive to interest rate changes although they usually offer higher yields to compensate investors for the greater risks. The longer the maturity of the security, the greater the impact a change in interest rates could have on the security's price. In addition, short-term and long-term interest rates do not necessarily move in the same amount or the same direction. Short-term securities tend to react to changes in short-term interest rates and long-term securities tend to react to changes in long-term interest rates.

           CREDIT RISKS. Fixed income securities rated B or below by S&Ps or Moody's may be purchased by the Fund. These securities have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of those issuers to make principal or interest payments, as compared to issuers of more highly rated securities.

           EXTENSION RISK. The Fund is subject to the risk that an issuer will exercise its right to pay principal on an obligation held by the Fund (such as mortgage-backed securities) later than expected. This may happen when there is a rise in interest rates. These events may lengthen the duration (i.e. interest rate sensitivity) and potentially reduce the value of these securities.

           ILLIQUID SECURITIES. The Fund may invest up to 15% of its respective net assets in illiquid securities. Illiquid securities may offer a higher yield than securities which are more readily marketable, but they may not always be marketable on advantageous terms. The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. A security traded in the U.S. that is not registered under the Securities Act of 1933 will not be considered illiquid if

Fund management determines that an adequate investment trading market exists for that security. However, there can be no assurance that a liquid market will exist for any security at a particular time.

           INVESTMENT IN SMALL AND MID-CAPITALIZATION COMPANIES. The Fund may invest in companies with mid or small sized capital structures (generally a market capitalization of $5 billion or less). Accordingly, the Fund may be subject to the additional risks associated with investment in these companies. The market prices of the securities of such companies tend to be more volatile than those of larger companies. Further, these securities tend to trade at a lower volume than those of larger more established companies. If the Fund is heavily invested in these securities and the value of these securities suddenly declines, the Fund will be susceptible to significant losses.

NON-PRINCIPAL INVESTMENT POLICIES

           TEMPORARY DEFENSIVE POSITIONS. The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal investment strategies in attempting to respond to adverse market, economic, political or other conditions. Such investments include various short-term instruments. If the Fund takes a temporary defensive position at the wrong time, the position would have an adverse impact on the Fund's performance and it may not achieve its investment objective. The Fund reserves the right to invest all of its assets in temporary defensive positions.

           SECURITIES LENDING. The Fund may lend its portfolio securities to broker-dealers in amounts equal to no more than 33 1/3% of the Fund's net assets. These transactions will be fully collateralized at all times with cash and/or high quality, short-term debt obligations. These transactions involve risk to the Fund if the other party should default on its obligation and the Fund is delayed or prevented from recovering the securities lent. In the event the original borrower defaults on its obligation to return lent securities, the Fund will seek to sell the collateral, which could involve costs or delays. To the extent proceeds from the sale of collateral are less than the repurchase price, the Fund would suffer a loss and you could lose money on your investment.

           BORROWING. The Fund may borrow money from banks for temporary or emergency purposes. To reduce its indebtedness, the Fund may have to sell a portion of its investments at a time when it may be disadvantageous to do so. In addition, interest paid by the Fund on borrowed funds would decrease the net earnings of the Fund

           REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements collateralized by the securities in which it may invest. A repurchase agreement involves the purchase by the Fund of securities with the condition that the original seller (a bank or broker-dealer) will buy back the same securities ("collateral") at a predetermined price or yield. Repurchase agreements involve certain risks not associated with direct investments in securities. In the event the original seller defaults on its obligation to repurchase, the Fund will seek to sell the collateral, which could involve costs or delays. To the extent proceeds from the sale of collateral are less than the repurchase price, the Fund would suffer a loss.

            THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS,
                UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE
                FOR THE APPROVAL OF THE PROPOSED MODIFICATIONS TO
                      THE FUND'S INVESTMENT STRATEGIES AND
               FUNDAMENTAL POLICIES AS STATED IN PROPOSAL 2 ABOVE.

In the event that the proposed changes are not approved, CSAM will continue to serve as the Fund's investment adviser and the Board of Directors will consider the options available to the Fund in light of the Fund's current investment policies and market conditions.

REQUIRED VOTE

           Approval of each modification of the investment policies of the Fund requires the affirmative vote of a "1940 Act majority" of the Fund's outstanding voting securities. The term "1940 Act majority" means the vote of the lesser of
(i) 67% of the Fund's outstanding shares present at the Meeting if stockholders holding more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares. For purposes of this proposal, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but not for voting and will have the same effect as votes cast against the proposal.

                       OTHER MATTERS WHICH MAY COME BEFORE
                       THE MEETING; STOCKHOLDER PROPOSALS

           The Board is not aware of any other matters that will come before the Meeting. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

           Notice is hereby given that for a stockholder proposal to be considered for inclusion in the Fund's proxy material relating to its 2001 annual meeting of stockholders, the stockholder proposal must be received by the Fund no later than December 2, 2000. The stockholder proposal, including any accompanying supporting statement, may not exceed 500 words. A stockholder desiring to submit a proposal must be a record or beneficial owner of Shares with a market value of $2,000 and must have held such shares for at least one year. Further, the stockholder must continue to hold such shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of the stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act. The timely submission of a proposal does not guarantee its inclusion in the Fund's proxy materials.

           Pursuant to the Bylaws of the Fund, at any annual meeting of the stockholders of the Fund, only such business will be conducted as has been properly brought before the annual meeting. To be properly brought before the annual meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder.

           For business to be properly brought before the annual meeting of the Fund by a stockholder of the Fund, such stockholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, any such notice must be delivered to or mailed and received at the Fund c/o Bear Stearns Funds Management Inc., 575 Lexington Avenue, New York, New York 10022 not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was given or such public disclosure was made.

           Any such notice by a stockholder must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Fund's books, of the stockholder proposing such business,
(iii) the class and number of Shares of the capital stock of the Fund which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

           The Fund may exercise discretionary voting authority with respect to any stockholder proposals for the year 2001 annual meeting not included in the proxy statement and form of proxy which are not submitted to the Fund by December 2, 2000. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of the proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH TO HAVE YOUR SHARES VOTED, PLEASE TAKE A MOMENT NOW TO VOTE BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD(S) IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                             ADDITIONAL INFORMATION

                 INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of the Fund, as of June 12, 2000, by each person known to the Fund to be deemed the beneficial owner of more than 5% of the outstanding shares of the Fund:



                                     SHARES OF COMMON STOCK          % OF FUND'S OUTSTANDING
                                      BENEFICIALLY OWNED,          SHARES BENEFICIALLY OWNED,
        NAME AND ADDRESS             DIRECTLY OR INDIRECTLY,          DIRECTLY OR INDIRECTLY,
      OF BENEFICIAL OWNER             ON JUNE 12, 2000(1)              ON JUNE 12, 2000(1)
      -------------------             -------------------              -------------------

Deep Discount Advisors, Inc.
One West Pack Square
Suite 777
Asheville, NC  28801                           938,900                        19.9%


Ron Olin Investment
Management Company
One West Pack Square
Suite 777
Asheville, NC  28801                           760,900                        16.1%



-----------------
(1) Based solely upon information presented in Schedule 13G, dated June 12, 2000 filed jointly by Deep Discount Advisors, Inc. and Ron Olin Investment Management Company. The Fund's understanding is that the aggregate beneficial ownership of shares of the Fund by these entities as of June 12, 2000 was 1,699,800 shares, representing 36.0% of the Fund.



           In addition, on October 27, 2000, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 4,266,745 shares of the Fund, equal to approximately 95% of the outstanding shares of the Fund.

REPORTS TO STOCKHOLDERS
-----------------------

           The Fund sends unaudited semi-annual and audited annual reports to its stockholders, including a list of investments held. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report, upon request to the Fund at c/o Bear Stearns Funds Management Inc., 575 Lexington Avenue, New York, New York 10022, or by calling (877) 518-9417.


                                 OTHER BUSINESS

LITIGATION
----------

           Currently, the Fund is a defendant in a purported class action lawsuit along with CSAM and its former directors (BRAUTIGAM V. PRIEST ET AL.). The complaint, initially filed on June 10, 1999 in the United States District Court for the District of Delaware and thereafter transferred to the United States District Court for the Southern District of New York, alleges that the defendants breached their fiduciary duties to the Fund in violation of Sections 36 and 48 of the 1940 Act and Maryland law, by, inter alia, failing to put the interests of the Fund's shareholders before those of others, failing to take steps to reduce or eliminate the discount to net asset value at which shares of the Fund trade, and postponing the annual meeting of the Fund. The complaint seeks a declaratory judgment, an order directing defendants to take "serious steps" to reduce the discount and to hold an annual meeting, compensatory and punitive damages and attorneys' fees.

           The defendants, including the Fund, have entered into negotiations with the plaintiffs to reach a settlement agreement. A proposed settlement is before the court pending approval. The costs of defending the former directors in this matter are being advanced by the Fund pursuant to the rights of indemnity set forth in the Fund's charter documents and are reflected in the Fund's operating expenses. The investment adviser may be entitled to similar advancement of expenses and rights of indemnity. Management believes that neither the outcome of this litigation nor the Fund's related indemnification obligations will have a material adverse effect on the financial position or future operating results of the Fund, although there can be no assurance to that effect.

           The Board of Directors of the Fund does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                               FORM OF PROXY CARD
                               ------------------

                             THE PORTUGAL FUND, INC.
                             -----------------------

           The undersigned stockholder of The Portugal Fund, Inc. (the "Fund") hereby constitutes and appoints Ralph W. Bradshaw and William A. Clark, or any one of them, as proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Fund standing in his or her name on the books of the Fund at the Special Meeting of Stockholders (the "Meeting") of the Fund to be held at the executive offices of Bear Stearns Funds Management Inc., 245 Park Avenue, 7th Floor, New York, New York 10167, in Conference Room F on Friday, December 15, 2000, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof:

           The undersigned hereby instructs the said proxies to vote in accordance with the aforementioned instructions with respect to (a) the election of two Class I Directors and (b) the approval of certain modifications to the Fund's investment objective, strategies and fundamental policies. If no such specification is made, the undersigned will vote FOR each of the proposals set forth above, and in their discretion with respect to such other matters as may properly come before the Meeting.


-------------------------------------------------------------------------------

    THIS PROXY IS SOLICITED ON BEHALF OF THE PORTUGAL FUND, INC.'S BOARD OF
        DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                            FRIDAY, DECEMBER 15, 2000


                    (To be dated and signed on reverse side)

Please mark boxes / / or /X/ in blue or black ink.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:


-----
[ X ]
-----

1.     To elect two Class I Directors:   FOR    WITHHELD  ABSTAIN

       William A. Clark                  [ ]      [ ]       [ ]
       Andrew A. Strauss                 [ ]      [ ]       [ ]

2. To approve certain modifications to the Fund's investment objective, strategies and fundamental policies, which, if approved, will have the effect of broadening the scope of the Fund's investment strategies from one of primarily investing in "Portuguese securities" to one of investing primarily in "the securities of U.S. and non-U.S. issuers", as more fully described in the Proxy Statement:


                                         FOR   AGAINST   ABSTAIN

                                         [ ]      [ ]       [ ]

3. In their discretion to act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

Your proxy is important to assure a quorum at the special meeting of stockholders whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not effect your right to attend the special meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)____________________________ DATE___________________

NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and if a partnership, please sign in full partnership name by authorized person.